UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2024

Standard BioTools Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tower Place, Suite 2000
South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 266-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On April 25, 2024, Standard BioTools Inc. (the “Company”) announced a reduction-in-force of approximately 10% of its total workforce, including the elimination of certain senior management positions following the closing of the Company’s merger with SomaLogic, Inc., as part of an operational restructuring plan. The purpose of the restructuring plan, including the reduction-in-force, is to improve operational efficiency and reduce operating costs, while supporting the execution of the Company’s long-term strategic plan.

The Company currently expects expenses related to the reduction-in-force, consisting primarily of cash severance and termination benefits and related costs, to be in the range of approximately $10 million to $11 million, which includes approximately $4 million of non-cash expenses related to vesting of share-based awards. The Company expects these costs to be payable over the next three quarters. These estimates are subject to a number of assumptions, and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the operational restructuring plan, including the reduction-in-force.

Item 7.01.	Regulation FD Disclosure.

On April 25, 2024, the Company issued a press release announcing the operational restructuring plan, including the reduction-in-force. A copy of the press release is furnished hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference in any filing under the Exchange Act, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such future filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to the expected costs and timing associated with reduction-in-force and expected reductions of operating expenses. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts. In addition, the Company’s costs may be greater than anticipated and the workforce and operating expense reductions may have an adverse impact on the Company’s sales and development activities. Additionally, these forward-looking statements should be considered in conjunction with the cautionary statements and risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and its other filings filed from time to time with the Securities and Exchange Commission. The Company does not assume any obligation to update any forward-looking statement, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Standard BioTools Inc. Press Release dated April 25, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Standard BioTools Inc.

Date: April 25, 2024	By:	/s/ Jeffrey Black
Jeffrey Black
Chief Financial Officer

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